Exhibit 1.1
PLAINS ALL AMERICAN PIPELINE, L.P.
5,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
New York, New York
March 17, 2009
UBS Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Wachovia Capital Markets, LLC
As Representatives of the Several Underwriters
     named in Schedule I attached hereto
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Dear Sirs:
          Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell an aggregate of 5,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”) to the several underwriters named in Schedule I hereto (the “Underwriters”), upon the terms and conditions set forth in Section 2 hereof. The Partnership also proposes to grant to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 750,000 Common Units (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”
          PAA GP LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Plains AAP, L.P., a Delaware limited partnership (“Plains AAP”), owns a 100% membership interest in the General Partner. Plains All American GP LLC, a Delaware limited liability company (“GP LLC”), is the general partner of Plains AAP.
          Plains Marketing GP Inc., a Delaware corporation (“GP Inc.”); Plains Marketing, L.P., a Texas limited partnership (“Plains Marketing”); Plains Pipeline, L.P., a Texas limited partnership (“Plains Pipeline”); Pacific Energy Group LLC, a Delaware limited liability company (“Pacific Energy Group”); PAA Finance Corp., a Delaware corporation; Pacific LA Marine Terminal LLC, a Delaware limited liability company; Rocky Mountain Pipeline System LLC, a Delaware limited liability company; Plains Products Terminals LLC, a Delaware limited liability company; Plains Towing LLC, a Delaware limited liability company; Plains Marketing Canada LLC, a Delaware limited liability company (“PMC LLC”); Plains LPG Services GP

LLC, a Delaware limited liability company (“LPG LLC”); PICSCO LLC, a Delaware limited liability company; Plains LPG Services, L.P., a Delaware limited partnership (“LPG Services LP”); Plains Midstream GP LLC, a Delaware limited liability company (“Plains Midstream GP”); Plains Midstream, L.P., a Delaware limited partnership (“Plains Midstream LP”); Lone Star Trucking, LLC, a California limited liability company; and Rancho LPG Holdings LLC, a Delaware limited liability company, are collectively referred to herein as the “Domestic Subsidiaries.”
          Aurora Pipeline Company Ltd., a corporation incorporated under the laws of Canada (“Aurora”); Plains Midstream Canada ULC, an Alberta unlimited liability company (“Plains Midstream Canada”); Plains Marketing Canada, L.P., an Alberta limited partnership (“PMC LP”); and PMC (Nova Scotia) Company, a Nova Scotia unlimited liability company (“PMC NS”), are collectively referred to herein as the “Canadian Subsidiaries.”
          Pacific Energy GP, LP, a Delaware limited partnership; Pacific Energy Management LLC, a Delaware limited liability company; Pacific Pipeline System LLC, a Delaware limited liability company; Pacific Terminals LLC, a Delaware limited liability company; SLC Pipeline LLC, a Delaware limited liability company; Plains All American Emergency Relief Fund, a Delaware corporation; and Plains Marketing Bondholder LLC, a Delaware limited liability company, are collectively referred to herein as the “Other Subsidiaries.”
          The Domestic Subsidiaries and the Canadian Subsidiaries are collectively referred to herein as the “Subsidiaries.” The Partnership, the General Partner, Plains AAP, GP LLC, GP Inc., Plains Marketing, Plains Pipeline and Pacific Energy Group are collectively referred to herein as the “Plains Parties.” The Partnership, the General Partner, Plains AAP, GP LLC, the Subsidiaries, the Other Subsidiaries and PAA/Vulcan Gas Storage, LLC, a Delaware limited liability company (the “Joint Venture”), are collectively referred to herein as the “Plains Entities.”
          The Plains Parties wish to confirm as follows their agreement with you in connection with the several purchases of the Units by the Underwriters.
          1. Representations and Warranties of the Plains Parties. The Plains Parties, jointly and severally, represent and warrant to the Underwriters that:
          (a) A registration statement on Form S-3 relating to the Units (File No. 333-155671) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:
     (i) “Applicable Time” means 8:45 a.m., New York City time, on March 17, 2009, which the Underwriters have informed the Partnership and its counsel is a time prior to the first sale of the Units;

     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
     (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the pricing information identified in Schedule II;
     (vi) “Prospectus” means the final prospectus relating to the Units, including any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means the registration statement on Form S-3 (File No. 333-155671), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
     Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Plains Parties’ knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.
          (b) The Registration Statement conformed and will conform in all material respects on the Effective Date and on each applicable Delivery Date (as defined herein), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on each applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
          (c) The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (d) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (e) The Incorporated Documents, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

          (g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.
          (i) At (i) the time of initial filing of the Registration Statement and (ii) the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
          (j) Each of the Partnership, the General Partner, Plains AAP, GP LLC, the Subsidiaries and the Joint Venture has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, corporation or unlimited liability company under the laws of its respective jurisdiction of formation or incorporation with full corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects. Each of the Partnership, the General Partner, Plains AAP, GP LLC, the Subsidiaries and the Joint Venture is duly registered or qualified as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction (as set forth on Exhibit A to this Agreement) in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole.
          (k) GP LLC has full limited liability company power and authority to act as the general partner of Plains AAP; the General Partner has full limited liability company power and authority to act as the general partner of the Partnership; GP Inc. has full corporate power and authority to act as the general partner of Plains Marketing and Plains Pipeline; PMC NS has full unlimited liability company power and authority to act as the general partner of PMC LP; LPG LLC has full limited liability company power and authority to act as the general partner of LPG Services LP; and Plains Midstream GP has full limited liability company power and authority to act as the general partner of Plains Midstream LP, in each case in all material respects.
          (l) The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended or restated prior to each applicable Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
          (m) Plains AAP is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the General Partner (as the same may be amended or restated prior to each applicable Delivery Date, such agreement being referred to herein as the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Plains AAP owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as provided in the Credit Agreement dated January 3, 2008 (as amended, the “Plains AAP Facility”), by and among Plains AAP, the lenders party thereto and Citibank, N.A., as Administrative Agent.
          (n) GP LLC is the sole general partner of Plains AAP, with a 1.0% general partner interest in Plains AAP; such general partner interest has been duly authorized and validly issued in accordance with the Fifth Amended and Restated Limited Partnership Agreement of Plains AAP (as the same may be amended or restated prior to each applicable Delivery Date, such agreement being referred to herein as the “Plains AAP Partnership Agreement”); and GP LLC owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
          (o) GP Inc. is the sole general partner of Plains Marketing, with a 0.001% general partner interest in Plains Marketing, and the sole general partner of Plains Pipeline, with a 0.001% general partner interest in Plains Pipeline; such general partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Plains Marketing and the agreement of limited partnership of Plains Pipeline, respectively (in each case, as in effect on the date hereof and as the same may be amended or restated prior to each applicable Delivery Date, such agreements being referred to herein as the “Plains Marketing Partnership Agreement” and the “Plains Pipeline Partnership Agreement,” respectively); and GP Inc. owns such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.
          (p) As of the date hereof, the issued and outstanding partnership interests of the Partnership (other than the general partner interest) consist of 122,911,645 Common Units and the Incentive Distribution Rights (as such capitalized term is defined in the Partnership Agreement). All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)). The authorized limited partner interests of the Partnership conform as to legal matters to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.
          (q) All of the outstanding shares of capital stock or other equity interests (other than general partner interests) of each Subsidiary, Other Subsidiary and the Joint Venture (a) have been duly authorized and validly issued (in the case of an interest in a limited partnership or limited liability company, in accordance with the Organizational Documents (as defined in Section 1(t) below) of such Subsidiary, Other Subsidiary or the Joint Venture), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Subsidiary, Other Subsidiary or the Joint Venture) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Section 17-607 of the Delaware LP Act or Section 18-607 and 18-804 of the Delaware LLC Act), as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (b) except for a 50% membership interest in the Joint Venture owned by Vulcan Gas Storage LLC, are owned, directly or indirectly, by the Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or claims.
          (r) All outstanding general partner interests in each Subsidiary that is a partnership have been duly authorized and validly issued in accordance with the Organizational Documents of such Subsidiary and are owned, directly or indirectly, by the Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or claims.
          (s) At the applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).
          (t) Except as described in the Pricing Disclosure Package and the Prospectus or as provided in the Organizational Documents (as defined below), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership, the General Partner, Plains AAP, the Subsidiaries or the Joint Venture pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and as the same may be amended or restated prior to each applicable Delivery Date) (the “Organizational Documents”) of the Partnership, the General Partner, Plains AAP, the Subsidiaries or the Joint Venture or any agreement or other instrument to which the Partnership, the General Partner, Plains AAP, the Subsidiaries or the Joint Venture is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, the General Partner, Plains AAP, the Subsidiaries or the Joint Venture, except such rights as have been waived or satisfied. Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units or other equity interests in the Partnership, the General Partner, Plains AAP, the Subsidiaries or the Joint Venture. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.
          (u) The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement, the Pricing Disclosure Package and the Prospectus. At each applicable Delivery Date, all corporate, limited liability company and partnership action, as the case may be, required to be taken by the Partnership or its partners for the authorization, issuance, sale and delivery of the Units shall have been validly taken.
          (v) The execution and delivery of, and the performance by each of the Plains Parties of their respective obligations under, this Agreement have been duly and validly authorized by each of the Plains Parties, and this Agreement has been duly executed and delivered by each of the Plains Parties, and constitutes the valid and legally binding agreement of each of the Plains Parties, enforceable against each of the Plains Parties in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.
(w) (i) The General Partner LLC Agreement has been duly authorized, executed and delivered by Plains AAP and is a valid and legally binding agreement of Plains AAP, enforceable against it in accordance with its terms;
     (ii) the Plains AAP Partnership Agreement has been duly authorized, executed and delivered by GP LLC and Plains AAP’s limited partners and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of GP LLC and such limited partners, enforceable against the GP LLC and such limited partners in accordance with its terms;
     (iii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

     (iv) the Plains Marketing Partnership Agreement has been duly authorized, executed and delivered by each of GP Inc. and the Partnership, and is a valid and legally binding agreement of GP Inc. and the Partnership, enforceable against each of them in accordance with its terms;
     (v) the Plains Pipeline Partnership Agreement has been duly authorized, executed and delivered by each of GP Inc. and Plains Marketing and is a valid and legally binding agreement of GP Inc. and Plains Marketing, enforceable against each of them in accordance with its terms;
     (vi) the Limited Liability Company Agreement of Pacific Energy Group (as in effect on the date hereof and as the same may be amended or restated prior to each applicable Delivery Date, the “Pacific Energy Group LLC Agreement”) has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms; and
     (vii) the Limited Liability Company Agreement of the Joint Venture (as in effect on the date hereof and as the same may be amended or restated prior to each applicable Delivery Date, the “Gas Storage LLC Agreement”) has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;
provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (x) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership, the General Partner, Plains AAP, GP LLC, the Subsidiaries or the Joint Venture, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole.
          (y) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of, or the consummation by the Plains Parties of the transactions contemplated by, this Agreement, except for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws.
          (z) None of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries is in (i) violation of its Organizational Documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, or could materially impair the ability of any of the Plains Parties to perform its obligations under this Agreement. To the knowledge of the Plains Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole.
          (aa) The accountants, PricewaterhouseCoopers LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), are independent registered public accountants with respect to the Partnership, the General Partner and the Subsidiaries as required by the Securities Act and the Rules and Regulations.
          (bb) At December 31, 2008, the Partnership would have had, on an as adjusted basis as indicated in the Prospectus (and any amendment or supplement thereto), a total capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary and selected historical financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived, except as described therein. The pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus.
          (cc) Except as disclosed in the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Pricing Disclosure Package and the Prospectus, (i) none of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Plains Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries and (iii) there has not been any material adverse change, or any development involving or that may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole.
          (dd) There are no legal or governmental proceedings pending or, to the knowledge of the Plains Parties, threatened, against any of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries, or to which any of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act.
          (ee) The Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except (i) as provided in the Second Restated Credit Agreement dated November 6, 2008 (as amended, the “Restated Facility”) among Plains Marketing, Bank of America, N.A., as administrative agent thereunder and the lenders from time to time party thereto, described in the Pricing Disclosure Package and the Prospectus, (ii) as provided in the Plains AAP Facility, and (iii) such as do not materially interfere with the use of such properties taken as a whole as described in the Pricing

Disclosure Package and the Prospectus; and all real property and buildings held under lease by any of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the Pricing Disclosure Package and the Prospectus.
          (ff) Each of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits the failure of which to have obtained would not have, individually or in the aggregate, a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; each of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such failures to perform, revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and the Prospectus; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to Plains Entities, considered as a whole.
          (gg) Each of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; each of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that will not have a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Plains Entities, considered as a whole.

          (hh) None of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries will be, (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “gas utility,” within the meaning of Tex. Util. Code § 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Party does business; other than in respect of any subsidiary of Pacific Energy Group that is under the jurisdiction of the California Public Utility Commission.
          (ii) None of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), which in each case would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole.
          (jj) Except as described in the Pricing Disclosure Package and the Prospectus, none of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Pricing Disclosure Package and the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole.
          (kk) No labor dispute by the employees of any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries exists or, to the knowledge of the Plains Parties, is imminent, which might reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole.
          (ll) The Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each applicable Delivery Date.

          (mm) Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Plains Parties, threatened, to which any of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries, or any of their respective subsidiaries, is or may be a party or to which the business or property of any of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries, or any of their respective subsidiaries, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Plains Parties, that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries, or any of their respective subsidiaries, is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, (B) prevent or result in the suspension of the offering and issuance of the Units or (C) in any manner draw into question the validity of this Agreement.
          (nn) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s capital stock or partnership or limited liability company interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
          (oo) None of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Firm Units or Option Units, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(h) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.
          (pp) The Common Units are listed on the New York Stock Exchange (“NYSE”), and prior to the Initial Delivery Date, the Units will be approved for listing on the NYSE subject only to official notice of issuance.
          (qq) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (rr) The Partnership and, to the knowledge of the Plains Parties, the directors and officers of GP LLC in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
          (ss) The Partnership maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of GP LLC to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.
          (tt) Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2008, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.
          (uu) None of the Plains Entities nor, to the knowledge of the Plains Parties, any director, officer, agent, employee or affiliate of the Plains Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
          (vv) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Plains Entities that involve allegations of money laundering is pending or, to the knowledge of the Plains Parties, threatened.
          (ww) None of the Plains Entities nor, to the knowledge of the Plains Parties, any director, officer or employee of the Plains Entities has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $35.77 per Unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment as set forth in Section 9 hereof.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to (i) such adjustments as you in your absolute discretion shall make to eliminate any fractional shares and (ii) adjustment as set forth in Section 9 hereof.
          3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Initial Delivery Date) shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 9:00 a.m., Houston time, on March 20, 2009, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Initial Delivery Date”). Delivery of the Units shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Initial Delivery Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives on the date (an “Option Units Delivery Date”) specified by the Underwriters (which shall be within three business days after each exercise of said option), for the respective accounts of the several Underwriters, against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Initial Delivery Date, the Partnership will deliver to the Underwriters on the Option Units Delivery Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Delivery Date pursuant to Section 7 hereof. The Initial Delivery Date and any Option Units Delivery Date are each sometimes referred to as a “Delivery Date.”
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.
          5. Agreements of the Plains Parties. Each of the Plains Parties, jointly and severally, acknowledges and agrees with the Underwriters as follows:
          (a) If, at the Applicable Time, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Units may commence, the Partnership, the General Partner, Plains AAP and GP LLC will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing when such post-effective amendment has become effective.
          (b) The Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, or of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership, the General Partner, Plains AAP and GP LLC will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.
          (c) The Partnership will furnish to you, without charge, (i) one copy of the manually signed copy of the registration statement corresponding to the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) or interactive data electronic applications (“IDEA”) version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you or your counsel may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) such number of copies of the exhibits to the Incorporated Documents as you may request.
          (d) For such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Partnership will promptly notify the Representatives after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

          (e) As soon after the Applicable Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer that you may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. At any time after nine months after the time of issuance of the Prospectus, upon request and without charge, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act as you may reasonably request, provided that a prospectus is required by the Securities Act to be delivered in connection with sales of Units by any Underwriter or dealer. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Securities Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at your expense. In the event that the Partnership and you agree that the Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Partnership shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.
          (f) The Partnership, the General Partner, Plains AAP and GP LLC will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Plains Party be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.
          (g) In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.
          (h) Unless otherwise available on EDGAR, during the period of two years hereafter, the Partnership will furnish or make available to you (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as you may reasonably request.
          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to the first clause of Section 10(i))) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the Plains Parties to comply with the terms or fulfill any of the conditions of this Agreement, the Plains Parties, jointly and severally, agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.
          (j) The Partnership will apply the net proceeds from the sale of the Units in accordance with the description set forth under the caption “Use of Proceeds” in the Prospectus.
          (k) The Partnership will timely file the Prospectus, and any amendment or supplement thereto, pursuant to Rule 424(b) of the Rules and Regulations and will advise you of the time and manner of such filing.
          (l) Except as provided in this Agreement, the Plains Parties will not (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Plains Parties or any of their controlled affiliates or any person in privity with the Plains Parties or any of their controlled affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or publicly announce an intention to effect any such transaction or (ii) grant any options or warrants to purchase Common Units for a period of 45 days after the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of the Representatives, except that (A) the Partnership may issue the Units, (B) the Plains Parties may issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Plains Parties and its affiliates or any third parties, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(l) for the remaining term of the Lock-Up Period and (C) the Plains Parties may issue and sell Common Units pursuant to any long-term incentive plan, any employee unit option plan, unit ownership plan or dividend reinvestment plan of the Partnership (or adopted by the General Partner, Plains AAP or GP LLC) in effect at the Applicable Time and (D) the Partnership may issue or deliver

Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time.
          (m) Except as stated in this Agreement and the Prospectus, none of the Plains Parties has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
          (n) Each of the Plains Parties will take such steps as shall be necessary to ensure that none of them shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
          (o) Upon the issuance of the Units by the Partnership, the General Partner shall make the additional capital contributions to the Partnership as required by Section 5.2(b) of the Partnership Agreement.
          (p) The Partnership, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
          (q) The Partnership has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 12.
          6. Indemnification and Contribution.
          (a) Each of the Plains Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation), to which they or any of them became subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Plains Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12. The foregoing indemnity agreement is in addition to any liability that the Plains Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
          (b) If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against a Plains Party, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Partnership, the General Partner, Plains AAP and GP LLC shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it. Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership, the General Partner, Plains AAP and/or GP LLC has agreed in writing to pay such fees and expenses, (ii) the Partnership, the General Partner, Plains AAP and GP LLC have failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership, the General Partner, Plains AAP and/or GP LLC (in which case the Partnership, the General Partner, Plains AAP and GP LLC shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Partnership, the General Partner, Plains AAP and/or GP LLC shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Partnership, the General Partner, Plains AAP and GP LLC shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding). None of the Plains Parties shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Plains Parties agree, jointly and severally, to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.
          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Plains Parties, their respective directors and the officers who sign the Registration Statement, and any person who controls the Plains Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Plains Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, which information is limited to the information set forth in Section 12. If any action, suit or proceeding shall be brought against a Plains Party, any of such directors and officers or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Plains Parties by paragraph (b) above (except that if the Partnership, the General Partner, Plains AAP or GP LLC shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Plains Parties, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.
          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Plains Parties on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Plains Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Plains Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Plains Parties on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Plains Parties or any other affiliate of the Plains Parties on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Plains Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6 are several and not joint.
          (f) No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the covenants, representations and warranties of the Plains Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Plains Parties or any of their respective directors or officers or any person controlling the Plains Parties,

(ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Plains Parties or any of their respective directors or officers or any person controlling a Plains Party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.
          7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, hereunder are subject to the following conditions:
          (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Plains Parties or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.
          (b) Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of any of the Plains Parties not contemplated by the Prospectus, which in your opinion, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving any of the Plains Parties or any executive officer or director of any of such entities that makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, materially adversely affect the market for the Units.
          (c) You shall have received on each applicable Delivery Date, an opinion of Vinson & Elkins L.L.P., special counsel for the Plains Parties, dated the applicable Delivery Date and addressed to you, to the effect that:
(i) Each of the Partnership, the General Partner, Plains AAP, GP LLC, the Subsidiaries (other than the Canadian Subsidiaries) and the Joint Venture has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company or corporation under the laws of its respective jurisdiction of formation or incorporation with full corporate, partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.

(ii) GP LLC has full limited liability company power and authority to act as the general partner of Plains AAP; the General Partner has full limited liability company power and authority to act as the general partner of the Partnership; GP Inc. has full corporate power and authority to act as the general partner of Plains Marketing and Plains Pipeline; PMC NS has full unlimited liability company power and authority to act as the general partner of PMC LP; LPG LLC has full limited liability company power and authority to act as the general partner of LPG Services LP; and Plains Midstream GP has full limited liability company power and authority to act as the general partner of Plains Midstream LP, in each case in all material respects.
(iii) The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Texas naming the General Partner as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
(iv) Plains AAP is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act).
(v) GP LLC is the sole general partner of Plains AAP, with a 1.0% general partner interest in Plains AAP; such general partner interest has been duly authorized and validly issued in accordance with the Plains AAP Partnership Agreement; and GP LLC owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or Texas naming GP LLC as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
(vi) GP Inc. is the sole general partner of Plains Marketing, with a 0.001% general partner interest in Plains Marketing, and the sole general partner of Plains Pipeline, with a 0.001% general partner interest in Plains Pipeline; such general partner interests have been duly authorized and validly issued in accordance with the Plains Marketing Partnership Agreement and the Plains Pipeline Partnership Agreement, respectively; and GP Inc. owns such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming GP Inc. as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
(vii) All of the outstanding shares of capital stock or other equity interests (other than general partner interests) of each Domestic Subsidiary and the Joint Venture (a) have been duly authorized and validly issued (in the case of an interest in a limited partnership or limited liability company, in accordance with the Organizational Documents of such Domestic Subsidiary or the Joint Venture), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Domestic Subsidiary or the Joint Venture) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Section 17-607 of the Delaware LP Act or Section 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable) and (b) except for a 50% membership interest in the Joint Venture owned by Vulcan Gas Storage LLC, are owned, directly or indirectly, by the Partnership, free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of capital stock or other equity interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiaries, naming any such other Domestic Subsidiaries as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the corporate, limited liability company or partnership laws of the jurisdiction of formation or incorporation of the respective Domestic Subsidiary or the Joint Venture, as the case may be.
(viii) All outstanding general partner interests in each Domestic Subsidiary that is a partnership have been duly authorized and validly issued in accordance with the Organizational Documents of such Domestic Subsidiary and are owned, directly or indirectly, by the Partnership, free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of general partner interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiaries is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.

(ix) The Firm Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).
(x) Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership, any Domestic Subsidiary or the Joint Venture pursuant to any of the Organizational Documents (other than the Organizational Documents of the Canadian Subsidiaries) or any other agreement or instrument known to such counsel to which the Partnership, any Domestic Subsidiary or the Joint Venture is a party or by which any one of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, any Domestic Subsidiary or the Joint Venture, except such rights as have been waived or satisfied. To such counsel’s knowledge, except as described in the Prospectus or as have been issued pursuant to compensation plans adopted or administered by the General Partner, there are no outstanding options or warrants to purchase any Common Units or other equity interests in the Partnership, any Domestic Subsidiary or the Joint Venture. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(xi) This Agreement has been duly authorized and validly executed and delivered by each of the Plains Parties.
(xii) At or before each applicable Delivery Date:
     (A) the General Partner LLC Agreement has been duly authorized, executed and delivered by Plains AAP and is a valid and legally binding agreement of Plains AAP, enforceable against it in accordance with its terms;
     (B) the Plains AAP Partnership Agreement has been duly authorized, executed and delivered by GP LLC and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of GP LLC, enforceable against GP LLC in accordance with its terms;
     (C) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

     (D) the Plains Marketing Partnership Agreement has been duly authorized, executed and delivered by each of GP Inc. and the Partnership, and is a valid and legally binding agreement of GP Inc. and the Partnership, enforceable against each of them in accordance with its terms;
     (E) the Plains Pipeline Partnership Agreement has been duly authorized, executed and delivered by each of GP Inc. and Plains Marketing and is a valid and legally binding agreement of GP Inc. and Plains Marketing, enforceable against each of them in accordance with its terms;
     (F) the Pacific Energy Group LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms; and
     (G) the Gas Storage LLC Agreement has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;
provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(xiii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a violation of the Organizational Documents (other than the Organizational Documents of the Canadian Subsidiaries) of any of the Partnership, the General Partner, Plains AAP, GP LLC and the Domestic Subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to any document incorporated by reference into the Pricing Disclosure Package or the Prospectus (including any amendment or supplement thereto) (other than the Second Amended and Restated Credit Agreement [US/Canada Facilities] dated July 31, 2006 (as amended, the “Revolving Agreement”) among the Partnership, PMC NS, PMC LP and Plains Midstream Canada, as borrowers thereunder, Bank of America, N.A., as administrative agent thereunder, Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent thereunder, and various other agents thereunder and lenders from time to time party thereto and/or the Restated Facility, as to which such counsel need not express an opinion), (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the

Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership, the General Partner, Plains AAP, GP LLC, the Domestic Subsidiaries or the Joint Venture, which conflicts, breaches, violations or defaults, in the case of clauses (B), (C) or (D) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Plains Entities, taken as a whole, it being understood that such counsel need not express any opinion in clause (C) of this paragraph (xiii) with respect to any securities or other anti-fraud law.
(xiv) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal, Delaware, or Texas court, governmental agency or body having jurisdiction over the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except as may be required under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.
(xv) The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Our Common Units,” “Cash Distribution Policy” and “Description of Our Partnership Agreement,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(xvi) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
(xvii) The Registration Statement was declared effective under the Securities Act on December 11, 2008; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.
(xviii) The Registration Statement, the Pricing Disclosure Package and the Prospectus (including any amendment or supplement thereto) (except for the financial statements and the notes and the schedules thereto and the other financial information included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.
(xx) None of the Plains Parties is an “investment company” as such term is defined in the Investment Company Act.
(xxi) To the knowledge of such counsel, there are no agreements, contracts or other documents to which any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries is a party that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or to the Incorporated Documents that are not described or filed as required.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Plains Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:
          (A) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (B) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (C) that the Prospectus, as of its date and as of each applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties, to the extent they deem proper, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (D) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Entities may be subject.
          (d) You shall have received on each applicable Delivery Date, an opinion of Fulbright & Jaworski L.L.P., special counsel for the Plains Parties, dated the applicable Delivery Date and addressed to you, to the effect that none of the offering, issuance or sale by the Partnership of the Units, the execution and delivery of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby, result in a breach of, or constitutes a default under (or an event which, with notice or lapse of time or both, would constitute such an event) the provisions of any Credit Facility (as defined in Annex A to such opinion, which shall include the Revolving Agreement, the Restated Facility and the Plains AAP Facility).
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties, to the extent they deem proper, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that such opinions are limited to the laws of the state of Texas, excepting therefrom municipal and local ordinances and regulations.
          In rendering such opinion, such counsel shall state that such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.
          (e) You shall have received on each applicable Delivery Date an opinion of Tim Moore, general counsel for GP LLC, dated the applicable Delivery Date and addressed to you, to the effect that:
(i) To the knowledge of such counsel, none of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries is in (A) breach or violation of the provisions of its Organizational Documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, if continued, would reasonably be expected to have a material adverse effect on the condition, business or operations of the Plains Entities, taken as a whole, or would reasonably be expected to materially impair the ability of any of the Plains Parties to perform their obligations under this Agreement.
(ii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Plains Parties of this Agreement or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries is a party or by which any one of them may be bound (other than any other agreement filed as an exhibit to the Registration Statement (including any amendment thereto), as an exhibit to any Incorporated Documents or any Credit Agreement (as defined in Annex A to such opinion)) or (B) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries or any of their properties in a proceeding to which any of them is a party, which would, in the case of either (A) or (B), reasonably be expected to have a material adverse effect on the condition, business or operations of the Plains Entities, taken as a whole.
(iii) To the knowledge of such counsel, each of the Partnership, the General Partner, Plains AAP, GP LLC and the Subsidiaries has such permits, consents, licenses, franchises and authorizations (“permits”) issued by the appropriate federal, state or local governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus, and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by the Plains Entities, taken as a whole; and, to the knowledge of such counsel, none of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the operations conducted by the Plains Entities, taken as a whole.
(iv) To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which any of the Partnership, the General Partner, Plains AAP, GP LLC or the Subsidiaries is a party or to which any of their respective properties is subject that is required to be disclosed in the Pricing Disclosure Package or the Prospectus and is not so disclosed.
          In addition, such counsel shall state that he has participated in discussions with officers and other representatives of the Plains Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that:

          (A) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (B) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (C) that the Prospectus, as of its date and as of each applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties, to the extent they deem proper, and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act and the DGCL and the laws of the State of Texas and (D) state that he expresses no opinion with respect to state or local taxes or tax statutes.
          (f) You shall have received on each applicable Delivery Date, an opinion of Bennett Jones LLP with respect to the Province of Alberta, the Province of Nova Scotia and the federal laws of Canada, dated the Closing Date and addressed to you, to the effect that:
(i) Each of the Canadian Subsidiaries has been duly formed and is validly existing in good standing as a corporation, limited partnership or unlimited liability company under the laws of its jurisdiction of formation with all necessary partnership or corporate power and authority to own or lease its properties, as the case may be, in all material respects as described in the Pricing Disclosure Package and the Prospectus, and to conduct its business as currently conducted and as proposed in the Pricing Disclosure Package and the Prospectus to be conducted. PMC NS has all necessary corporate power and authority to act as general partner of PMC LP in all material respects as described in the Pricing Disclosure Package and the Prospectus. Each of the Canadian Subsidiaries is duly registered extra-provincially for the transaction of business and is in good standing under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(ii) PMC NS is the sole general partner of PMC LP with a 0.01% interest in PMC LP; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of PMC LP (as in effect on the date hereof and as the same may be amended or restated prior to each applicable Delivery Date, the “PMC LP Partnership Agreement”); and PMC NS owns such interest free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the laws of the Provinces of Nova Scotia or Alberta naming PMC NS as debtor is on file.
(iii) Plains Marketing is the sole limited partner of PMC LP with a 99.99% limited partner interest in PMC LP; such limited partner interest has been duly authorized and validly issued in accordance with the PMC LP Partnership Agreement and is fully paid (to the extent required under the PMC LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the PMC LP Partnership Agreement).
(iv) PMC LLC is the registered holder of 100% of the issued and outstanding capital stock of PMC NS; such share capital has been duly authorized and validly issued in accordance with the PMC NS Memorandum and Articles of Association, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of Nova Scotia).
(v) Plains Midstream Canada is the registered holder of 100% of the issued and outstanding capital stock of Aurora; such share capital has been duly authorized and validly issued in accordance with the Aurora Memorandum and Articles of Association, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of Alberta).
(vi) Plains Midstream LP is the registered holder of 100% of the issued and outstanding capital stock of Plains Midstream Canada; such share capital has been duly authorized and validly issued in accordance with the Plains Midstream Canada Articles of Incorporation, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of Alberta).
(vii) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the federal government of Canada or the Province of Alberta is required for the offering, issuance and sale by the Partnership of the Units.
(viii) The PMC LP Partnership Agreement has been duly authorized, executed and delivered by PMC NS and is a valid and legally binding agreement of PMC NS and Plains Marketing enforceable against each of them in accordance with its terms; provided that, with respect to such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(ix) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby constitutes or will constitute a violation of the Organizational Documents of the Canadian Subsidiaries.
(x) To the knowledge of such counsel, each of the Canadian Subsidiaries has such permits, consents, licenses, franchises and authorizations (“permits”) issued by the appropriate federal or provincial or regulatory authorities as are necessary to own or lease its properties and to conduct its business as currently conducted and as proposed in the Pricing Disclosure Package and the Prospectus to be conducted, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus, and except for such permits, consents, licenses, franchises and authorizations which, if not obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by the Canadian Subsidiaries, taken as a whole.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties, to the extent they deem proper, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws of Canada and the laws of the Provinces of Alberta and Nova Scotia, excepting therefrom municipal and local ordinances and regulations and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Parties may be subject.
          In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. is thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.
          (g) You shall have received on each applicable Delivery Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the applicable Delivery Date and addressed to you, with respect to the issuance and sale of the Units, the Registration Statement, the Pricing Disclosure Package and the Prospectus (together with any supplement or amendment thereto) and other related matters the Underwriters may reasonably require.
          (h) You shall have received letters addressed to you, and dated the date hereof and each applicable Delivery Date from PricewaterhouseCoopers LLP, independent public accountants, substantially in the forms heretofore approved by you and agreed to by PricewaterhouseCoopers LLP.
          (i) (A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or taken or, to the knowledge of the Plains Parties, shall be threatened by the Commission at or prior to each applicable Delivery Date; (B) there shall not have been any material change in the partners’ capital or stockholder’s or members’ equity of the Plains Entities, taken as a whole, or the General Partner, Plains AAP or GP LLC, as the case may be, nor any material increase in the short-term or the long-term debt of the Plains Entities, taken as a whole (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto); (C) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), any material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole; (D) the Plains Entities shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Plains Entities taken as a whole other than those reflected in the Registration Statement, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto); and (E) all the representations and warranties of the Plains Parties contained in this Agreement shall be true and correct on and as of the date hereof and on and as of each applicable Delivery Date as if made on and as of each such Delivery Date.
          (j) The Plains Parties shall not have failed at or prior to each applicable Delivery Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to each such Delivery Date.
          (k) The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.
          (l) The Plains Parties shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.
          (m) There shall have been furnished to you at each applicable Delivery Date a certificate reasonably satisfactory to you, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of GP LLC to the effect that: (A) the representations and warranties of each of the Partnership, the General Partner, Plains AAP and GP LLC contained in this Agreement are true and correct at and as of such Delivery Date as though made at and as of such Delivery Date; (B) each of the Partnership, the General Partner, Plains AAP and GP LLC has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Delivery Date; (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or taken or, to the knowledge of the Plains Parties, threatened by the Commission, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (D) no event contemplated by paragraph (i) of this Section 7 in respect of the Partnership, the General Partner, Plains AAP, GP LLC, the Subsidiaries or the Joint Venture shall have occurred; (E) there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed; and (F) since the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
          (n) There shall have been furnished to you at each applicable Delivery Date a certificate reasonably satisfactory to you, signed on behalf of GP Inc. by the President or any Vice President and the Chief Financial Officer of GP Inc. to the effect that: (A) the representations and warranties of each of GP Inc., Plains Marketing and Plains Pipeline contained in this Agreement are true and correct at and as of such Delivery Date as though made at and as of such Delivery Date; and (B) each of GP Inc., Plains Marketing and Plains Pipeline has in all material respects performed all obligations and satisfied all conditions required to be performed or satisfied by it pursuant to the terms of this Agreement at or prior to such Delivery Date.
          (o) There shall have been furnished to you at each applicable Delivery Date a certificate reasonably satisfactory to you, signed on behalf of Pacific Energy Group by the President or any Vice President and the Chief Financial Officer of Pacific Energy Group to the effect that: (A) the representations and warranties of Pacific Energy Group contained in this Agreement are true and correct at and as of such Delivery Date as though made at and as of such Delivery Date; and (B) Pacific Energy Group has in all material respects performed all obligations and satisfied all conditions precedent required to be performed or satisfied by it pursuant to the terms of this Agreement at or prior to such Delivery Date.
          (p) On or prior to the date hereof, the Partnership shall have furnished to you a letter substantially in the form of Exhibit B hereto from Vulcan Energy Corporation (or its successor) and from each officer (as defined in Rule 16a-1(f) of the rules and regulations under the Exchange Act) and each director of GP LLC.
          All such opinions, certificates, letters and other documents referred to in this Section 7 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.
          The several obligations of the Underwriters to purchase Option Units hereunder are subject to the satisfaction on and as of any Option Units Delivery Date of the conditions set forth in this Section 7, except that, if any Option Units Delivery Date is other than the Initial Delivery Date, (i) the certificates, opinions and letters referred to in paragraphs (c) through (h) and (l) through (n) shall be dated the Option Units Delivery Date in question, (ii) the opinions called for by paragraphs (c), (d), (e), (f) and (g), as applicable, shall be revised to reflect the sale of Option Units and (iii) any references in Section 7 to the Initial Delivery Date shall be deemed to be such Option Units Delivery Date.
          8. Expenses. The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Common Units under the Exchange Act and the listing of the Units on the NYSE; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) any filing fees in connection with any filings required to be made with the Financial Industry Regulatory Authority; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of GP LLC or the Partnership in connection with presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.
          It is understood, however, that except as otherwise provided in this Section 8 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.
          9. Default by an Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they are obligated to purchase hereunder on the Initial Delivery Date, and the aggregate number of Units that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Units that the Underwriters are obligated to purchase on the Initial Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Agreement Among Underwriters of UBS Securities LLC to purchase the Units that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they are obligated to purchase on the

Initial Delivery Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units that the Underwriters are obligated to purchase on the Initial Delivery Date and arrangements satisfactory to you and the Partnership for the purchase of such Units by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within five business days after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case that does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Initial Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Option Units that it or they are obligated to purchase hereunder on the Option Units Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Agreement Among Underwriters of UBS Securities LLC, to purchase the Option Units that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Units that a defaulting Underwriter is obligated, but fails or refuses, to purchase.
          Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.
          10. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to any Plains Party, by notice to the Partnership, if prior to the Initial Delivery Date or any Option Units Delivery Date (if different from the Initial Delivery Date and then only as to the Option Units), as the case may be, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.
          11. Notice; Successors. Except as otherwise provided in Sections 5, 9 and 10 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to UBS Securities LLC, 299 Park

Avenue, New York, NY 10171-0026, Attention: Syndicate Department; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey St., New York, New York, 10080, Attention: Equity Syndicate; J.P. Morgan Securities Inc., 383 Madison Avenue, 4th Floor, New York, NY 10179, Attention: Equity Syndicate; Wachovia Capital Markets, LLC, 375 Park Ave., 4th Floor., New York, New York, 10152, Attention: Equity Syndicate; or, if sent to any of the Plains Parties, will be mailed, delivered or telefaxed to (713) 646-4313 and confirmed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, Attention: Tim Moore.
          12. Information Furnished by the Underwriters. The statements set forth in the first, third, eighth, ninth, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 1(c), 1(d), 1(f), 5(q), 6(a) and 6(c) hereof.
          This Agreement has been and is made solely for the benefit of the several Underwriters, the Plains Parties, their directors and officers, and the other controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.
          13. Research Analyst Independence. The Plains Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Plains Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Plains Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Plains Parties by such Underwriters’ investment banking divisions. The Plains Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          14. No Fiduciary Duty. The Plains Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Plains Parties and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Plains Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Plains Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Plains Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Plains Parties. The Plains Parties hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
          15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement among the Plains Parties and the Underwriters.

Very truly yours, PLAINS ALL AMERICAN PIPELINE, L.P. By: PAA GP LLC, its General Partner By: PLAINS AAP, L.P. its Sole Member By: PLAINS ALL AMERICAN GP LLC its General Partner
By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chief Executive Officer

PAA GP LLC By: Plains AAP, L.P. its Sole Member By: PLAINS ALL AMERICAN GP LLC its General Partner
By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chief Executive Officer

PLAINS AAP, L.P. By: PLAINS ALL AMERICAN GP LLC its General Partner
By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chief Executive Officer

Signature Page to Underwriting Agreement

PLAINS ALL AMERICAN GP LLC
By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chief Executive Officer

PLAINS MARKETING GP INC.
By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chief Executive Officer

PLAINS MARKETING, L.P. By: PLAINS MARKETING GP INC. its General Partner
By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chief Executive Officer

PLAINS PIPELINE, L.P. By: PLAINS MARKETING GP INC. its General Partner
By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chief Executive Officer

PACIFIC ENERGY GROUP LLC
By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chief Executive Officer

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
UBS Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation

By: UBS SECURITIES LLC

By:	/s/ Amit Jhunjhunwala
	Name:	Amit Jhunjhunwala
	Title:	Director

By:	/s/ Nick Matovich
	Name:	Nick Matovich
	Title:	Associate Director

By: CITIGROUP GLOBAL MARKETS INC.
By:	/s/ John Ciolek
	Name:	John Ciolek
	Title:	Managing Director

By: J.P. MORGAN SECURITIES INC.
By:	/s/ Yaw Asamoah - Duodu
	Name:	Yaw Asamoah - Duodu
	Title:	Executive Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott Archer
	Name:	Scott Archer
	Title:	Director

By: WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Lear Beyer
	Name:	Lear Beyer
	Title:	Managing Director, Wachovia Capital Markets, LLC

Signature Page to Underwriting Agreement

SCHEDULE I
Plains All American Pipeline, L.P.

Number of Firm Units
Underwriter	to be Purchased
UBS Securities LLC	925,000
Citigroup Global Markets Inc.	925,000
J.P. Morgan Securities Inc.	925,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	925,000
Wachovia Capital Markets, LLC	925,000
RBC Capital Markets Corporation	375,000
Total	5,000,000
Schedule I to Underwriting Agreement

SCHEDULE II
Additional Pricing Disclosure Package

Pricing Information:

Number of Units:	5,000,000 Firm Units or, if the Underwriters exercise in full their option to purchase additional Units granted in Section 2 hereof, 5,750,000 Units

Public offering price for the Units:	$36.90 per unit
Schedule II to Underwriting Agreement

1

EXHIBIT A

Entity	Jurisdiction in which registered or qualified
Plains All American Pipeline, L.P.	Texas

PAA GP LLC	None

Plains AAP, L.P.	Texas

Plains All American GP LLC	California, Illinois, Louisiana, Oklahoma, Texas

Plains Marketing GP Inc.	California, Illinois, Louisiana, Oklahoma, Texas

Plains Marketing, L.P.	California, Illinois, Louisiana, Oklahoma

Plains Pipeline, L.P.	California, Illinois, Louisiana, Oklahoma

Pacific Energy Group LLC	California

PAA Finance Corp.	None

Pacific LA Marine Terminal LLC	None

Rocky Mountain Pipeline System LLC	None

Plains Products Terminals LLC	California

Plains Towing LLC	None

Plains Marketing Canada LLC	None

Plains LPG Services GP LLC	Illinois, Texas

PICSCO LLC	Louisiana, Texas

Plains LPG Services, L.P.	California, Illinois, Oklahoma, Texas

Plains Midstream GP LLC	None

Plains Midstream, L.P.	None

Lone Star Trucking, LLC	None

Rancho LPG Holdings LLC	California, Texas

Aurora Pipeline Company Ltd.	Alberta

Plains Midstream Canada ULC	Alberta

Plains Marketing Canada, L.P.	Alberta, Saskatchewan, California, Louisiana, Oklahoma, Texas

PMC (Nova Scotia) Company	Alberta, Saskatchewan

PAA/Vulcan Gas Storage, LLC	Texas

A-1

EXHIBIT B
[Date]
Plains All American Pipeline, L.P.
Public Offering of Common Units
UBS Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wachovia Capital Markets, LLC
As Representatives of the several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), PAA GP LLC, Plains AAP, L.P., Plains All American GP LLC, Plains Marketing GP Inc., Plains Marketing, L.P., Plains Pipeline, L.P., Pacific Energy Group LLC, UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and any other party thereto named therein as an underwriter relating to an underwritten public offering of common units representing limited partner interests of the Partnership.
     To induce you and the other underwriters to enter into the Underwriting Agreement, the undersigned agrees that, except for transfers of Common Units (as defined in the Underwriting Agreement) in connection with (i) the exercise, termination or other disposition of options (or common units underlying such options) under the Plains All American 2001 Performance Option Plan (the “Option Plan”) and (ii) sales to pay tax liabilities associated with the vesting of Restricted Unit or Phantom Unit awards under the Plains All American GP LLC 1998 or 2005 Long-Term Incentive Plans or with the exercise of options under the Option Plan, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to

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or pari passu with Common Units, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”) without your prior written consent.
     If for any reason the Underwriting Agreement is terminated before the applicable Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,
[Signature of officer, director or common Unitholder]

[Name and address of officer, director or common
Unitholder]

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